TRADING AUTHORIZATION LIMITED TO PURCHASES AND
                       SALES OF SECURITIES AND COMMODITIES


     The undersigned hereby authorizes JACK D. SEIBALD (whose signature appears below) as his agent and attorney in fact to buy, sell (including short sales) and trade in stocks, bonds, options contracts, and any other securities and/or commodities and/or contracts relating to the same on margin or otherwise in accordance with your terms and conditions for the undersigned's account and risk and in the undersigned's name, or number on your books. In addition, the undersigned hereby specifically authorizes the aforesaid agent to make transactions which would result in uncovered short positions in options contacts or in the uncovering of any existing short position in options contacts. The undersigned hereby agrees to indemnify and hold you harmless from and to pay you promptly on demand any and all losses arising therefrom or debit balance due thereon.

     In all such purchases, sales or trades you are authorized to follow the instructions of BARBARA SPECTOR IRA in every respect concerning the undersigned's account with you; and he is authorized to act for the undersigned and in the undersigned's behalf in the same manner and with the same force and effect as the undersigned might or could do with respect to such purchases, sales or trades as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or trades.

     The undersigned hereby ratifies and confirms any and all trasnactions with you heretofore or hereafter made by the aforesaid agent or for the undersigned's account.

     This authorization and indemnity is also a continuing one and shall remain in full force and effect until revoked by the undersigned by a written notice addressed to you and delivered to your office at 1010 FRANKLIN AVENUE, SUITE 303 GARDEN CITY, NY 11530, but such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation. This authorization and indemnity shall enure to the benefit of your present firm and of any successor firm or firms irrespective of any change or changes at any time in the personnel thereof for any cause whatsoever, and of the assigns of your present firm or any successor firm.

Dated      3/25/99
     -------------------

     Boynton Beach           Florida
     -------------------   -------------
         (City)              (State)



                                                Very truly yours,


                                                /s/ Barbara Spector
                                                -------------------------------

Signature of authorized agent:

/s/ Jack Seibald
--------------------------------